UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 6, 2022, Tricida, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq’s Listing Rule 5450(a)(1), as the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Also on December 6, 2022, the Company received a separate notice from Nasdaq that the Company was not in compliance with Nasdaq’s Listing Rule 5450(b)(2)(A), as the market value of listed securities (the “MVLS”) for the Company’s common stock had been below the minimum MVLS requirement of $50,000,000 for 30 consecutive business days (the “MVLS Requirement”), and that the Company also does not comply with either of the two alternative standards of Listing Rule 5450(b), the equity standard and the total assets and total revenue standard.
The notices have no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Select Market, subject to the Company’s compliance with the other Nasdaq listing requirements. Each notice of noncompliance indicated that the Company would be provided 180 calendar days, or until June 5, 2023, in which to regain compliance with the respective listing requirement.
To regain compliance with the Minimum Bid Price Requirement, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the Minimum Bid Price Requirement by June 5, 2023, the Company may be eligible for an additional 180-calendar day compliance period if it elects to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period.
To regain compliance with the MVLS Requirement, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the MVLS Requirement by June 5, 2023, the Company may be eligible to transfer to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for The Nasdaq Capital Market. If the Company does not regain compliance or transfer to The Nasdaq Capital Market before June 5, 2023, the Company will receive a written notification from Nasdaq that its common stock is subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its common stock, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.
The Company is continuing to assess its options and intends to actively monitor the closing bid price and the market value of its common stock. There can be no assurance, however, that the Company will regain compliance with Nasdaq’s Listing Rule 5450(a)(1) or 5450(b)(2)(A) or will otherwise be in compliance with other Nasdaq listing criteria.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President